Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Astera Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	12,362,662(2)	$36.00(3)	$445,005,832.00	0.00014760	$65,690.24

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,090,666(4)	$30.60(5)	$94,574,379.60	0.00014760	$13,959.18

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	10,003,420(6)	$0.84(7)	$8,402,872.80	0.00014760	1,240.26

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	15,995,001(8)	$36.00(3)	$575,820,036.00	0.00014760	$84,991.04

Total Offering Amounts					$1,123,803,120.40		$165,880.72

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$165,880.72

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) that become issuable under the Astera Labs, Inc. 2024 Stock Option and Incentive Plan (“2024 Plan”) and the Astera Labs, Inc. 2024 Employee Stock Purchase Plan (“2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Represents shares of Common Stock reserved for future issuance under the 2024 Plan. In addition, to the extent that any awards outstanding under the 2024 Plan or the Astera Labs, Inc. 2018 Stock Incentive Plan, as amended (“2018 Plan”) are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise), the shares of Common Stock reserved for issuance pursuant to such awards will become available for issuance under the 2024 Plan. See footnotes 6 and 8 below.

(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.00 per share, which is the initial public offering price per share of Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-277205), declared effective on March 19, 2024.

(4)	Represents shares of Common Stock issuable under the 2024 ESPP.
(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $36.00 per share, which is the initial public offering price per share of Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-277205), declared effective on March 19, 2024.

(6)

Represents shares of Common Stock issuable pursuant to stock options outstanding under the 2018 Plan as of the date of this Registration Statement. No further equity awards will be made pursuant to the 2018 Plan. The shares of Common Stock reserved for issuance pursuant to such stock options will become available for issuance under the 2024 Plan to the extent that any such awards are forfeited, are cancelled, are satisfied without the issuance of stock, are held back upon exercise or settlement to cover any exercise price, as applicable, or tax withholding, reacquired by the Company prior to vesting, or are otherwise terminated subsequent to the date of this Registration Statement. See footnote 2 above.

(7)

Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per unit is based upon $0.84 per share, which is the weighted-average exercise price of the stock options outstanding under the 2018 Plan.

(8)

Represents shares of Common Stock reserved for issuance pursuant to restricted stock unit awards outstanding under the 2018 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited, are cancelled, are satisfied without the issuance of stock, are held back upon settlement to cover any tax withholding, reacquired by the Company prior to vesting, or are otherwise terminated subsequent to the date of this Registration Statement, the shares of Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2024 Plan. See footnote 2 above.